Exhibit 10.01

                                    AGREEMENT


     THIS AGREEMENT, made as of the 1st day of March, 2004 by and between Derma Sciences, Inc., a business corporation organized under the laws of the Commonwealth of Pennsylvania ("Employer"), and Edward J. Quilty ("Employee").

     WHEREAS, Employee is currently employed by Employer as its President, Chairman and Chief Executive Officer, and

     WHEREAS, the parties desire to memorialize the terms and conditions of Employee's employment by Employer,

         NOW, THEREFORE, the parties hereto, in consideration of the mutual promises and covenants herein contained, hereby agree as follows:

     1. Employment. Employer hereby employs Employee, and Employee agrees to be employed by Employer, as Employer's President, Chairman and Chief Executive Officer upon the terms and conditions hereinbelow set forth.

     2. Time and Efforts. Employee will devote substantially all of his business time and efforts to his duties hereunder.

     3. Compensation. During the Term hereof Employer shall pay compensation to Employee as follows:

          (a) Base compensation at the rate of Two Hundred Ninety Five Thousand Dollars ($295,000) per year;

          (b) Bonus, stock options and/or such other incentive compensation as may be determined by Employer's board of directors upon recommendation of its compensation committee.

     Reviews by the compensation committee of Employee's base compensation and incentive compensation shall be undertaken not less often than annually. The principal criteria utilized by the compensation committee in the conduct of its reviews shall be the extent to which Employer attains its performance objectives and the extent of Employee's contributions thereto.

     4. Term. This Agreement shall be effective as of March 1, 2004 and shall expire on February 28, 2006 unless sooner terminated pursuant to Sections 5 or 6 hereinbelow or unless renewed or extended by mutual agreement of the parties hereto.

     5. Severance. In the event that Employer, without cause, either terminates the Employment of Employee or fails to renew this Agreement upon expiration hereof, Employer shall pay to Employee severance compensation in the amount of two years' base compensation, from the date of said termination or expiration, as applicable, at the rate most recently in effect pursuant to paragraph 3(a) hereof.

     6. Change in Control. Within six months of the occurrence of a "change in control" of Employer (defined below), Employee may, but shall have no obligation to, tender his resignation from Employer and receive severance compensation as provided in paragraph 5 above to the same extent as if Employer had terminated Employee without cause as of the date of Employee's resignation. For purposes of this paragraph, a "change in control" shall mean a change in ownership of stock possessing greater than fifty percent (50%) of the total combined voting power of all classes of stock entitled to vote of Employer.

     7. Option Exercise Extension. In the event that Employer, without cause, either terminates Employee's employment or fails to renew this Agreement upon expiration hereof, or in the event Employee tenders his resignation upon a "change in control," then the period to exercise any option to purchase the securities of Employer of which Employee may be possessed shall be extended to the expiration thereof as set forth in the option instrument.

     IN WITNESS WHEREOF, this Agreement has been executed by Employer and Employee as of the date first hereinabove written.

                                           EMPLOYER:

                                           DERMA SCIENCES, INC.



                                           By:
                                              ----------------------------------
                                                 Stephen T. Wills, CPA, MST
                                                 Chairman, Audit Committee


                                           EMPLOYEE:



                                           -------------------------------------
                                           Edward J. Quilty